Exhibit 99.1

Asure Announces Third Quarter 2026 Results

Third Quarter 2026 Revenues of $40.0 Million up 10% year over year

Recurring Revenue of $36.9 Million up 16% year over year

AUSTIN, TX – October 29, 2026 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management software solutions, today reported results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights*

•Revenue of $40.0 million, up 10% from $36.3 million
•Recurring revenue of $36.9 million, up 16% from $31.8 million
•Net loss of $0.6 million versus a net loss of $5.4 million
•EBITDA(1) of $7.9 million versus $3.9 million
•Adjusted EBITDA(1) of $10.5 million versus $8.1 million
•Gross profit of $27.8 million versus $23.5 million
•Non-GAAP gross profit(1) of $30.2 million (margin of 75%) versus $25.4 million (margin of 70%)

First Nine Months 2026 Financial Highlights*

•Revenue of $119.9 million, up 18% from prior year first nine months
•Recurring revenue of $108.6 million, up 16% from prior year first nine months
•Net loss of $4.4 million versus a net loss of $13.9 million in the prior year first nine months
•EBITDA(1) of $21.9 million versus $9.5 million in the prior year first nine months
•Adjusted EBITDA(1) of $30.6 million versus $20.7 million in the prior year first nine months
•Gross profit of $83.4 million versus $68.2 million in the prior year first nine months
•Non-GAAP gross profit(1) of $89.6 million (margin of 75%) versus $73.5 million (margin of 73%) in prior year first nine months

*Financial metrics are compared to third quarter and the first nine months of the prior year respectively.

Recent Business Highlights
•Strengthened Asure’s position in the Oracle ecosystem by making Payroll Tax Management available on Oracle Marketplace to Oracle sales teams, systems integrators and Oracle customers.
•Entered into a relationship with Amazon Web Services (AWS) to offer its solutions through AWS Marketplace, which will position Asure to reach more than 330,000 active AWS Marketplace customers.
•Launched AsureCentral®, its unified platform, to its reseller network and took our first resellers live on the platform in September. The reseller network reaches approximately three times as many employers as Asure’s direct client business, expanding the platform’s addressable market.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 10 of this release.

1

Subsequent Events

•Entered into a new credit agreement, with a syndicate of banks lead by MUFG Bank, Ltd., providing for borrowings of up to $115.0 million; received $85.0 million of gross proceeds at closing on October 15, 2026, of which $62.6 million was used to repay in full the Company’s existing credit agreement with MidCap Financial Trust.
•Completed the acquisition of a payroll processing business primarily located in the southeastern United States during October 2026 for an aggregate purchase price of $26.5 million. The business serves mid-market organizations with cloud-based HR, payroll, and talent tools. The acquisition expands Asure’s exposure to the mid-market segment and adds a developed technology that will be used to update some of our product offerings.

Management Commentary

“We delivered solid growth in the third quarter, with revenue increasing 10% year-over-year to $40.0 million and recurring revenue up 16% versus the prior year, also we experienced a notable uplift in gross margins, as well as improved profitability.” said Asure Chairman and CEO Pat Goepel. “Our organic growth continued to improve during the quarter, with total revenue up 9% and recurring revenue up 14% organically. We remain focused on driving attach rates across our client base as we deepen relationships and broaden the solutions we deliver. We continue to see significant potential for AsureWorks™ as adoption builds and our pipeline grows.”

“We are pleased to have completed our recent acquisition in the southeastern United States, an important step in our inorganic growth strategy, and to have put in place a new credit agreement, that gives us added flexibility to pursue both organic and inorganic growth. On the organic side, we are excited about the new distribution channels for our Payroll Tax Management solution and the opportunity they create. We expect to keep investing in the business to fuel growth on both fronts. We expect to finish 2026 on a high note and believe our outlook for 2027, as reflected in our guidance is bright.”

Fourth Quarter 2026, Full Year 2026 and Full Year 2027 Revenue Guidance Ranges

The Company provides guidance for the fourth quarter of 2026, full year 2026 and full year 2027 based on the Company’s year-to-date results and recent business trends. This guidance incorporates the recent acquisition completed in October 2026.

Guidance for Q4-2026, FY-2026 and FY-2027

Guidance Range	Q4-2026	FY-2026	FY-2027
Revenue	$42.0 M – 44.0 M	$162.0 M – 164.0 M	$183.0 M – 187.0 M
Adjusted EBITDA(1)	$10.0 M – 12.0 M	$40.0 M – 42.0 M	26% – 28%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 4 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 and 2027 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

Conference Call Details

Asure management will host a conference call on Thursday, October 29, 2026, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) provides cloud-based Human Capital Management (HCM) software solutions that assist organizations of all sizes in streamlining their HCM processes. Asure's suite of HCM solutions includes HR, payroll, time and attendance, benefits administration, payroll tax management, and talent management. The company's approach to HR compliance services incorporates AI technology to enhance scalability and efficiency while prioritizing client interactions. For more information, please visit www.asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include—but are not limited to—risks associated with breaches of our security measures; possible fluctuations in our financial and operating results; potential financing needed to meet future capital requirements; access to additional capital; volatility and weakness in bank and capital markets; the financial and other impact of any previous and future acquisitions; privacy concerns and laws and other regulations that may limit the effectiveness of our applications; inability to adopt new or correctly interpret existing money service and money transmitter business status; risk of our software and solutions not functioning adequately; interruptions, delays or changes in our services or our Web hosting; significant costs as a result of operating as a public company; economic and governmental interruptions to supply chains; risks related to weaknesses in internal control; the inability to continue to release timely updates for changes in laws; the inability to develop new and improved versions of our services and technological developments; customer’s nonrenewal of their agreements and other similar changes; the exposure of market, interest, credit and liquidity risk on client funds held in trust; our operations in highly competitive markets; risks that our clients could have insufficient funds, limitations in the ability to transmit ACH transactions; the nature of our business model; impairment of intangible assets; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; market demand of our Software-as-a-Service offerings; adverse effects to our business a result of claims, lawsuits, and other proceedings; adverse material effects caused by advancements and adoption of artificial intelligence; issues in the use of artificial intelligence in our HCM products and services; adverse changes to financial accounting standards to us; intellectual property risks associated with the use of open source software; failures of our service providers; factors affecting our deferred tax assets and ability to value and utilize them; inability to maintain third-party licensed software; evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet services; the expiration of Employee Retention Tax Credits (“ERTC”) and the impact of recent regulatory and other measures by governmental authorities-regarding ERTC claims and the corresponding cash collections of existing receivables; our ability to hire, retain and motivate employees and manage our growth; potential enactment of adverse tax laws, regulation, political, economic and social factors; potential sales of a substantial number of shares of our common stock along with its volatility; and risks associated with potential equity-related transactions including dividends, rights under the stockholder plan to discourage certain actions and other impacts as a result of actions of our stockholders.
Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026.

The forward-looking statements, including the financial guidance 2026 and 2027 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2026 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$16,780	$25,244
Accounts receivable, net of allowance for credit losses of $8,716 and $7,206 at September 30, 2026 and December 31, 2025, respectively	12,830	15,859
Inventory	2,737	2,826
Prepaid expenses and other current assets	9,866	6,329
Total current assets before funds held for clients	42,213	50,258
Funds held for clients	194,746	228,111
Total current assets	236,959	278,369
Property and equipment, net	32,798	27,810
Goodwill	115,759	115,759
Intangible assets, net	79,297	87,911
Operating lease assets, net	4,865	6,028
Other assets, net	21,126	15,542
Total assets	$490,804	$531,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$5,301	$4,344
Accounts payable	2,078	2,174
Accrued compensation and benefits	6,073	4,723
Lease liabilities, current	2,067	1,956
Other accrued liabilities	6,776	6,422
Deferred revenue	5,864	11,622
Total current liabilities before client fund obligations	28,159	31,241
Client fund obligations	197,381	228,482
Total current liabilities	225,540	259,723
Long-term liabilities:
Deferred revenue	1,228	1,909
Deferred tax liability	3,413	3,264
Notes payable, net of current portion	59,358	63,282
Lease liabilities, noncurrent	3,578	5,221
Other liabilities	319	224
Total long-term liabilities	67,896	73,900
Total liabilities	293,436	333,623
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 shares authorized; 28,921 and 28,076 shares issued, 28,921 and 28,076 shares outstanding at September 30, 2026 and December 31, 2025, respectively	289	281
Treasury stock at cost, zero(1) shares at September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	523,936	517,432
Accumulated deficit	(324,774)	(320,352)
Accumulated other comprehensive income (loss)	(2,083)	435
Total stockholders’ equity	197,368	197,796
Total liabilities and stockholders’ equity	$490,804	$531,419
(1) The aggregate Treasury stock of prior repurchases of our own common stock was retired and subsequently issued effective January 1, 2024. See the Condensed Consolidated
Statement of Changes in Stockholders' Equity for the impact of this transaction.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue:
Recurring	$36,912	$31,841	$108,627	$93,624
Professional services, hardware and other	3,110	4,411	11,265	7,606
Total revenue	40,022	36,252	119,892	101,230
Cost of sales	12,178	12,714	36,523	33,058
Gross profit	27,844	23,538	83,369	68,172
Operating expenses:
Sales and marketing	8,925	9,043	26,787	25,578
General and administrative	12,540	11,655	37,387	34,523
Research and development	1,677	1,570	4,899	4,987
Amortization of intangible assets	4,187	4,769	13,848	13,250
Total operating expenses	27,329	27,037	82,921	78,338
Income (loss) from operations	515	(3,499)	448	(10,166)
Interest income	178	250	532	698
Interest expense	(1,762)	(1,966)	(5,261)	(3,226)
Other income, net	9	220	9	312
Income (loss) from operations before income taxes	(1,060)	(4,995)	(4,272)	(12,382)
Income tax expense	(456)	367	150	1,501
Net income (loss)	(604)	(5,362)	(4,422)	(13,883)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(1,668)	237	(2,518)	907
Comprehensive income (loss)	$(2,272)	$(5,125)	$(6,940)	$(12,976)

Basic and diluted earnings (loss) per share
Basic	$(0.02)	$(0.19)	$(0.15)	$(0.51)
Diluted	$(0.02)	$(0.19)	$(0.15)	$(0.51)

Weighted average basic and diluted shares
Basic	28,890	27,566	28,688	27,257
Diluted	28,890	27,566	28,688	27,257

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(4,422)	$(13,883)
Adjustments to reconcile loss to net cash provided by operations:
Depreciation and amortization	21,400	19,337
Amortization of operating lease assets	1,356	1,137
Amortization of debt financing costs and discount	995	926
Non-cash interest expense	533	692
Net accretion of discounts on available-for-sale securities	(183)	(332)
Provision for expected losses	115	1,121
Provision for deferred income taxes	149	1,503
Loss on extinguishment of debt	—	(119)
Net realized gains on sales of available-for-sale securities	(2,828)	(2,068)
Share-based compensation	6,243	5,721
Changes in operating assets and liabilities:
Accounts receivable	2,915	4,490
Inventory	89	1,272
Prepaid expenses and other assets	(6,184)	(1,147)
Operating lease right-of-use assets	—	14
Accounts payable	(95)	729
Accrued expenses and other long-term obligations	625	(1,308)
Lease liabilities	(1,458)	(1,236)
Deferred revenue	(6,440)	(5,923)
Net cash provided by operating activities	12,810	10,926
Cash flows from investing activities:
Business combination consideration, net of cash acquired	—	(37,500)
Acquisition of intangible assets	(4,739)	(14,967)
Purchases of property and equipment	(566)	(522)
Software capitalization costs	(10,582)	(10,271)
Purchases of available-for-sale securities	(25,566)	(36,655)
Proceeds from sales and maturities of available-for-sale securities	18,773	21,738
Net cash used in investing activities	(22,680)	(78,177)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	57,982
Payments of notes payable	(4,554)	(5,000)
Debt extinguishment costs	—	(100)
Payments made on amounts due for the acquisition of intangible assets	(478)	(1,381)
Net proceeds from (settlements for) common stock transactions	(176)	1,011
Net change in client fund obligations	(31,103)	(45,506)
Net cash provided by (used in) financing activities	(36,311)	7,006
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(46,181)	(60,245)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	164,703	145,712
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$118,522	$85,467

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Nine Months Ended September 30,
	2026	2025

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$16,780	$21,520
Restricted cash and restricted cash equivalents included in funds held for clients	101,742	63,947
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$118,522	$85,467

Supplemental information:
Cash paid for interest	$4,609	$1,720

Non-cash investing and financing activities:
Acquisition of intangible assets	$472	$1,603
Notes payable issued for acquisitions	$592	$5,078
Shares issued for acquisitions	$445	$956
Shares issued for debt payments	$—	$1,059

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q3-26	Q2-26	Q1-26	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24
Revenue(1)	$40,022	$37,113	$42,757	$39,311	$36,252	$30,124	$34,854	$30,792

Gross Profit to non-GAAP Gross Profit
Gross Profit	$27,844	$25,055	$30,470	$27,225	$23,538	$19,918	$24,716	$20,928
Gross Margin	69.6%	67.5%	71.3%	69.3%	64.9%	66.1%	70.9%	68.0%

Share-based Compensation	36	35	42	46	46	46	44	44
Depreciation	1,932	1,604	1,434	1,407	1,399	1,371	1,261	1,190
Amortization - intangibles	363	365	363	362	365	370	50	50
One-time expenses
Settlements, penalties & interest	—	14	8	224	2	46	29	25
Acquisition and transaction costs	—	—	—	182	50	—	167	221
Other non-recurring expenses	—	—	—	—	1	106	—	84
Non-GAAP Gross Profit	$30,175	$27,073	$32,317	$29,446	$25,401	$21,857	$26,267	$22,542
Non-GAAP Gross Margin	75.4%	72.9%	75.6%	74.9%	70.1%	72.6%	75.4%	73.2%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$8,925	$9,098	$8,764	$7,991	$9,043	$8,149	$8,386	$6,945

Share-based Compensation	284	311	305	276	323	332	322	251
Depreciation	8	7	1	1	1	1	1	—
One-time expenses
Settlements, penalties & interest	26	39	33	174	57	40	51	78
Acquisition and transaction costs	—	—	—	70	68	30	30	9
Other non-recurring expenses	—	—	—	—	1361	164	—	52
Non-GAAP Sales and Marketing Expense	$8,607	$8,741	$8,425	$7,470	$7,233	$7,582	$7,982	$6,555

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$12,540	$12,099	$12,748	$11,308	$11,655	$10,968	$11,900	$9,940

Share-based Compensation	1,561	1,707	1,709	1,593	1,499	1,419	1,407	1,081
Depreciation	293	275	290	284	254	261	244	269
One-time expenses
Settlements, penalties & interest	235	94	262	(494)	449	365	492	142
Acquisition and transaction costs	293	391	446	258	427	812	491	282
Other non-recurring expenses	106	435	44	3	20	189	136	220
Non-GAAP General and Administrative Expense	$10,052	$9,197	$9,997	$9,664	$9,006	$7,922	$9,130	$7,946

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,677	$1,565	$1,657	$1,135	$1,570	$1,280	$2,137	$2,103

Share-based Compensation	81	78	94	103	99	94	90	87
Depreciation	545	59	13	13	397	6	109	—
One-time expenses
Settlements, penalties & interest	—	33	—	67	17	33	9	21
Acquisition and transaction costs	—	—	—	—	—	—	91	153
Other non-recurring expenses	—	—	—	—	—	35	—	29
Non-GAAP Research and Development Expense	$1,051	$1,395	$1,550	$952	$1,057	$1,112	$1,838	$1,813

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q3-26	Q2-26	Q1-26	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24
Revenue(1)	$40,022	$37,113	$42,757	$39,311	$36,252	$30,124	$34,854	$30,792

GAAP Net Loss to Adjusted EBITDA
GAAP Net Loss	$(604)	$(4,443)	$625	$757	$(5,362)	$(6,123)	$(2,398)	$(3,204)

Interest expense, net	1,584	1,585	1,560	1,659	1,716	532	280	211
Income taxes	(456)	462	144	(849)	367	843	291	499
Depreciation	2,778	1,945	1,738	1,705	2,050	1,640	1,614	1,460
Amortization - intangibles	4,550	5,054	5,335	5,397	5,132	4,543	4,358	4,482
EBITDA	$7,852	$4,603	$9,402	$8,669	$3,903	$1,435	$4,145	$3,448
EBITDA Margin	19.6%	12.4%	22.0%	22.1%	10.8%	4.8%	11.9%	11.2%

Share-based Compensation	1,962	2,131	2,150	2,018	1,967	1,891	1,863	1,463
One Time Expenses
Settlements, penalties & interest	261	180	303	(29)	525	484	581	266
Acquisition and transaction costs	293	391	446	510	545	842	779	665
Other non-recurring expenses	106	435	44	3	1,382	494	136	385
Other expense (income), net	(9)	—	—	192	(220)	96	(188)	2
Adjusted EBITDA	$10,465	$7,740	$12,345	$11,363	$8,102	$5,242	$7,316	$6,229
Adjusted EBITDA Margin	26.1%	20.9%	28.9%	28.9%	22.3%	17.4%	21.0%	20.2%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com